                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-27749 and No. 333-5730) of CTS Corporation of our report dated January 27, 1997, appearing on page 19 of the CTS Corporation 1996 Annual Report which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K/A.

PRICE WATERHOUSE LLP

Chicago, Illinois

August 13, 1997